EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 17, 1994 included in Thermo Electron Corporation's Form 10-K for the year ended January 1, 1994 and to all references to our Firm included in this registration statement.


                                           Arthur Andersen L.L.P.

        Boston, Massachusetts
        December 30, 1994